Exhibit 4.3

WARRANT AGREEMENT

WARRANT AGREEMENT dated as of November      , 2006 by and between XENOMICS, INC., a Florida corporation (the “Company”) and GIAN LUIGI BUITONI ( (the “Lead Investor”).

W I T N E S S E T H:

WHEREAS, the Company proposes to issue to the Lead Investor 3,500,000 warrants (each a “Lead Investor’s Warrant”), each to purchase one unit, containing one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and one Common Stock purchase warrant (the “Warrants,” and collectively with the Common Stock, the “Units”).

WHEREAS, the Company agreed to issue the Lead Investor’s Warrants pursuant to a Securities Purchase Agreement dated as of November      , 2006 among the Company and the Purchasers named therein, including the Lead Investor, and as an inducement for the Lead Investor to assume the role of Chairman of the Board and facilitate financing by the Company (the “SPA”); and

NOW, THEREFORE, in consideration of the premises, the payment by the Lead Investor to the Company of $10.00 (receipt of which is hereby acknowledged), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Grant.  The Holder (as defined in Section 3 below) is hereby granted the right to purchase, at any time from November      , 2006 until 5:30 p.m., New York time, to August 31, 2007 (the “Expiration Date”), up to 3,500,000 Units, at an initial purchase price (subject to adjustment as provided in Section 8 hereof) of $0.55 per Unit, subject to the terms and conditions of this Agreement; provided, on or prior to the time of exercise, the Company shall have received an aggregate of $5.0 million of financing in addition to financing pursuant to the SPA.  If the Company shall not have attained the financing condition on or before May 17, 2007, the Lead Investor’s Warrants shall terminate and be of no further force or effect and thereafter May 17, 2007 shall be deemed the Expiration Date.  The securities issuable upon exercise of the Lead Investor’s Warrant are sometimes referred to herein as the “Lead Investor’s Securities.”

2.             Warrant Certificates.  The warrant certificate (the “Lead Investor’s Warrant Certificate”) to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

3.             Exercise of Lead Investor’s Warrant.

(a)           The Lead Investor’s Warrant is exercisable during the term set forth in Section 1 hereof payable by certified or cashier’s check or money order in lawful money of the United States.  Upon surrender of Lead Investor’s Warrant Certificate with the annexed Form of Election to

Purchase duly executed, together with payment of the Purchase Price (as hereinafter defined) for the Lead Investor’s Securities (and such other amounts, if any, arising pursuant to Section 4 hereof) at the Company’s principal office currently located at 420 Lexington Avenue, Suite 1701, New York, NY 10170, or the address of the Company’s transfer agent for its Common Stock, the registered holder of a Lead Investor’s Warrant Certificate (“Holder” or “Holders”) shall be entitled to receive a certificate or certificates for the Lead Investor’s Securities so purchased.  The purchase rights represented by each Lead Investor’s Warrant Certificate are exercisable at the option of the Holder or Holders thereof, in whole or in part as to Lead Investor’s Securities.  The Lead Investor’s Warrant may be exercised to purchase all or any part of the Lead Investor’s Securities represented thereby.  In the case of the purchase of less than all the Lead Investor’s Securities purchasable on the exercise of the Lead Investor’s Warrant represented by a Lead Investor’s Warrant Certificate, the Company shall cancel the Lead Investor’s Warrant Certificate represented thereby upon the surrender thereof and shall execute and deliver a new Lead Investor’s Warrant Certificate of like tenor for the balance of the Lead Investor’s Securities purchasable thereunder.

(b)           In lieu of the payment of cash upon exercise of the Lead Investor’s Warrant as provided in Section 3(a), the Holder may exercise the Lead Investor’s Warrant by surrendering the Lead Investor’s Warrant Certificate at the principal office of the Company, accompanied by a notice stating (i) the Holder’s intent to effect such exercise by an exchange, (ii) the number of Units to be issued upon the exchange, (iii) whether Lead Investor’s Warrants are to be surrendered in connection with the exchange, and (iv) the date on which the Holder requests that such exchange is to occur.  The Purchase Price for the Lead Investor’s Securities to be acquired in the exchange shall be paid by the surrender as indicated in the notice, of Lead Investor’s Warrants, having a “Value”, as defined below, equal to the Purchase Price.  “Value” as to each Lead Investor’s Warrant shall mean the difference between the “Market Price”, as hereinafter defined, of one share of Common Stock and one Warrant and the then Purchase Price for a Unit.

By way of example of the application of the formula, assume that the Market Price of one share of Common Stock is $20.00, and the Purchase Price of the Lead Investor’s Warrant is $15.00.  On such assumptions, the Value of each Lead Investor’s Warrant is $5.00 ($20.00-$15.00) and therefore for each three Lead Investor’s Warrants surrendered, the Holder could acquire one share of Common Stock and one Warrant in the exchange.  Notwithstanding the example, the Holder shall not be limited to exchanging Lead Investor’s Warrants for Common Stock and Warrants.

The Warrant Exchange shall take place on the date specified in the notice or if the date the notice is received by the Company is later than the date specified in the notice, on the date the notice is received by the Company.

4.             Issuance of Certificates.  Upon the exercise of the Lead Investor’s Warrant and payment of the Purchase Price therefor, the issuance of certificates representing the Lead Investor’s Securities or other securities, properties or rights underlying such Lead Investor’s Warrant, shall be made forthwith (and in any event within five (5) business days thereafter) without further charge to the Holder thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.  The Lead Investor’s Warrant Certificates and the certificates representing the Lead Investor’s Securities or other securities, property or rights (if such property or rights are represented by certificates) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Company.  The Lead Investor’s Warrant Certificates shall be dated the date of issuance thereof by the Company upon initial issuance, transfer or exchange.   Notwithstanding anything else contained herein, the Warrants to be issued shall be exercisable at 165% of the effective initial public offering price of the Common Stock.

5.             Restriction On Transfer of Lead Investor’s Warrant. The Holder of an Lead Investor’s Warrant Certificate (and its Permitted Transferee, as defined below), by its acceptance thereof, covenants and agrees that the Lead Investor’s Warrant may be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, unless such sale is registered under the Securities Act of 1933, as amended, or an exemption therefrom is available.

6.             Purchase Price.

(a)           Initial and Adjusted Purchase Price. Except as otherwise provided in Section 8 hereof, the initial purchase price of the Lead Investor’s Securities shall be $0.55 per Unit.  The adjusted purchase price shall be the price which shall result from time to time from any and all adjustments of the initial purchase price in accordance with the provisions of Section 8 hereof.

(b)           Purchase Price. The term “Purchase Price” herein shall mean the initial purchase price or the adjusted purchase price, depending upon the context.

7.             Registration Rights.

(a)           Registration Under the Securities Act of 1933, as amended (“Act”). The Lead Investor’s Warrant may have not been registered under the Act.  The Lead Investor’s Warrant Certificates may bear the following legend:

The securities represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”), and may not be offered for sale or sold except pursuant to (i) an effective registration statement under the Act, or (ii) an opinion of counsel, if such opinion and counsel shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under the Act is available.

(b)           Piggyback Registration.  If the Company should file a registration statement with the Commission under the Act (other than in connection with a merger or other business combination transaction or pursuant to Form S-8), it will give written notice at least twenty (20) calendar days prior to the filing of each such registration statement to the Lead Investor and to all other Holders of the Lead Investor’s Warrant and/or the Lead Investor’s Securities of its intention to do so.  If an Lead Investor or other Holders of the Lead Investor’s Warrant and/or the Lead Investor’s Securities notify the Company within fifteen (15) calendar days after receipt of any such notice of its or their desire to include any Lead Investor’s Securities in such proposed registration statement, the Company shall afford the Lead Investor and such Holders of the Lead Investor’s Warrant and/or Lead Investor’s Securities the opportunity to have any such Lead Investor’s Securities registered under such registration statement.  Notwithstanding the provisions of this Section 7(b) and the provisions of Section 7(c), the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7(b) (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

(c)           Covenants of the Company With Respect to Registration.  In connection with any registrations under Sections 7(b) hereof, the Company covenants and agrees as follows:

(1)           The Company shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Lead Investor’s Securities such number of prospectuses as shall reasonably be requested.

(2)           The Company shall pay all costs (excluding fees and expenses of Holders’ counsel and any underwriting discounts or selling fees, expenses or commissions), fees and expenses in connection with any registration statement filed pursuant to Sections 7(b) and 7(c) hereof including, without limitation, the Company’s legal and accounting fees, printing expenses, blue sky fees and expenses.

(3)           The Company will use its best efforts to qualify or register the Lead Investor’s Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holders, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

(4)           The Company shall indemnify the Holders of the Lead Investor’s Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement, but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Lead Investor contained in Section 8 of the Underwriting Agreement.

(5)           The Holders of the Lead Investor’s Securities to be sold pursuant to a registration statement, and their successors and assigns, shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 8 of the Underwriting Agreement pursuant to which the Lead Investor has agreed to indemnify the Company.

(6)           Nothing contained in this Agreement shall be construed as requiring the Holders to exercise their Lead Investor’s Warrant prior to the initial filing of any registration statement or the effectiveness thereof, provided that such Holders have made arrangements reasonably satisfactory to the Company to pay the exercise price from the proceeds of such offering.

(7)           The Company shall furnish to each Lead Investor for the offering, if any, such documents as such Lead Investor may reasonably require.

(8)           The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make “generally available to its security holders” (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

(9)           The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence described below and any managing Lead Investor copies of all correspondence between the Commission and the Company, its counsel or auditors with respect to the registration statement and permit each Holder and Lead Investor to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. (“NASD”). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

8.             Adjustments to Purchase Price and Number of Securities.

(a)           Subdivision and Combination. In case the Company shall at any time issue any shares of Common Stock in connection with a stock dividend in shares of Common Stock or subdivide or combine the outstanding shares of Common Stock, the Purchase Price shall forthwith be proportionately decreased in the case of a stock dividend or a subdivision or increased in the case of combination.

(b)           Adjustment in Number of Securities. Upon each adjustment of the Purchase Price pursuant to the provisions of this Section 8, the number of Lead Investor’s Securities issuable upon the exercise of the Lead Investor’s Warrant shall be adjusted to the nearest whole share by multiplying a number equal to the Purchase Price in effect immediately prior to such adjustment by the number of Lead Investor’s Securities issuable upon exercise of the Lead Investor’s Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

(c)           Definition of Common Stock. For the purpose of this Agreement, the term “Common Stock” shall mean the class of stock designated as Common Stock in the Certificate of Incorporation, of the Company as it may be amended as of the date hereof.

(d)           Reclassification, Merger or Consolidation.  The Company will not merge, reorganize or take any other action which would terminate the Lead Investor’s Warrant without first making adequate provision for the Lead Investor’s Warrant.  In case of any reclassification or change of the outstanding shares of Common Stock issuable upon exercise of the outstanding warrants (other than a change in par value to no par value, or from nor par value to par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation or other entity of the property of the Company as an entirety or substantially as an entirety, the Holders of each Lead Investor’s Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Lead Investor’s Warrant) to purchase, upon exercise of such Lead Investor’s Warrant, the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owner of the shares of Common Stock underlying the Lead Investor’s Warrant immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Lead Investor’s Warrant and (y) the Purchase Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance, as if such Holders had exercised the Lead Investor’s Warrant.  In the event of a consolidation, merger, sale or conveyance of property, the corporation formed by such consolidation or merger, or acquiring such property, shall execute and deliver to the Holders a supplemental Lead Investor’s warrant agreement to such effect.  Such supplemental Lead Investor’s warrant agreement shall provide for adjustments which shall be identical to the adjustment provided for in this Section 8.  The provisions of this Section 8(d) shall similarly apply to successive consolidations or mergers.

9.             Exchange and Replacement of Warrant Certificates.  Each Lead Investor’s Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holders at the principal executive office of the Company, for a new Lead Investor’s Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Lead Investor’s Securities in such denominations as shall be designated by the Holders thereof at the time of such surrender.

10.           Loss, Theft etc. of Certificates  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Lead Investor’s Warrant

Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Lead Investor’s Warrant Certificates, if mutilated, the Company will make and deliver a new Lead Investor’s Warrant Certificate of like tenor, in lieu thereof.

11.           Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Lead Investor’s Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests; provided, however, that if a Holder exercises all Lead Investor’s Warrant held of record by such Holder the fractional interests shall be eliminated by rounding any fraction to the nearest whole number of shares of Common Stock or other securities, properties or rights.

12.           Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock and Warrants, solely for the purpose of issuance upon the exercise of the Lead Investor’s Warrant, such number of shares of Common Stock and Warrants or other securities and properties or rights as shall be issuable upon the exercise thereof.  The Company covenants and agrees that, upon exercise of Lead Investor’s Warrant and payment of the Purchase Price therefor, all the shares of Common Stock and Warrants issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.  As long as the Lead Investor’s Warrant shall be outstanding, the Company shall use its best efforts to cause the Common Stock and Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed or quoted.

13.           Notices to Lead Investor’s Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Lead Investor’s Warrant and their exercise, any of the following events shall occur:

(a)           the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b)           the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

(c)           a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) calendar days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.  Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

14.           Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or five days after being mailed by registered or certified mail, return receipt requested.  If to the registered Holders of the Lead Investor’s Warrant, to the address of such Holders as shown on the books of the Company; or if to the Company to 420 Lexington Avenue, Suite 1701, New York, NY 10170, or to such other address as the Company may designate by notice to the Holders.

15.           Supplements and Amendments.  The Company and the Lead Investor may from time to time supplement or amend this Agreement without the approval of any Holders of Lead Investor’s Warrant Certificates (other than the Lead Investor) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provision in regard to matters or questions arising hereunder which the Company and the Lead Investor may deem necessary or desirable and which the Company and the Lead Investor deem shall not adversely affect the interests of the Holders of Lead Investor’s Warrant Certificates.

16.           Successors.  All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Lead Investor, the Holders and their respective successors and assigns hereunder.

17.           Governing Law; Submission to Jurisdiction. This Agreement and each Lead Investor’s Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said state without giving effect to the rules of said state governing the conflicts of laws.

18.           Entire Agreement; Modification.  This Agreement (including the Underwriting Agreement, to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and thereof.  This Agreement may not be modified or amended except by a writing duly signed by the Company and the Holders of a Majority in Interest of the Lead Investor’s Securities (for this purpose, treating all then outstanding Lead Investor’s Warrants as if they had been exercised).

19.           Severability.          If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

20.           Captions.               The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

21.           Benefits of this Agreement.               Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Lead Investor and any other registered Holders of the Lead Investor’s Warrant Certificates or Lead Investor’s Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Lead Investor and any other Holders of the Lead Investor’s Warrant Certificates or Lead Investor’s Securities.

22.           Counterparts.        This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

23.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company, the Lead Investor and their respective successors and assigns and the Holders from time to time of the Lead Investor’s Warrant Certificates or any of them.

[Signature on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

XENOMICS, INC.

By:
Frederick Larcombe, CFO

Gian Luigi Buitoni

XENOMICS, INC.

WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND MAY NOT BE OFFERED FOR SALE OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (ii) AN OPINION OF COUNSEL, IF SUCH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

EXERCISABLE COMMENCING NOVEMBER      , 2006 THROUGH
5:30 P.M., NEW YORK TIME ON AUGUST 31, 2007

No. LI-1

This Warrant Certificate certifies that Gian Luigi Buitoni or registered assigns, is the registered holder of this Warrant to purchase initially, at any time from November    , 2006, until 5:30 p.m., New York time on August 31, 2007 (the “Expiration Date”), up to 3,500,000 units, each consisting of one share of Common Stock, $0.0001 par value (the “Common Stock”) and one Common Stock purchase warrant (the “Warrants”) of Xenomics, Inc. (the “Company”) exercisable at an initial purchase price of $0.55 per share (the “Purchase Price”), upon the surrender of this Warrant Certificate and payment of the applicable Purchase Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement, dated as of November      , 2006, by and between the Company and Gian Luigi Buitoni (the “Warrant Agreement”).  Payment of the Purchase Price shall be made by certified or cashier’s check or money order payable to the order of the Company, or surrender as provided in the Warrant Agreement.

No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrant evidenced hereby, unless exercised prior thereto, shall thereafter be void.

The Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement between the Company and the Lead Investor, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrant.

The Warrant Agreement provides that upon the occurrence of certain events the

Purchase Price and the type and/or number of the Company’s securities issuable upon the exercise of this Warrant, may, subject to certain conditions, be adjusted.  In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Purchase Price and the number and/or type of securities issuable upon the exercise of the Warrant; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrant shall be issued to the transferee(s) in exchange as provided herein, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate this     day of November         2006.

XENOMICS, INC.

By:
Frederick Larcombe, CFO

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder
desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                            Attorney, to transfer the within Warrant Certificate on the books of Xenomics, Inc., with full power of substitution.

Dated:

Signature
(Signature must conform in all respects to the
name of holder as specified on the face of the
Warrant Certificate.)

[Signature guarantee]
(Insert Social Security or Other
Identifying Number of Holders)

FORM OF ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase              units and herewith tenders in payment for such securities a certified or cashier’s check or money order payable to the order of Xenomics, Inc. in the amount of $            , all in accordance with the terms hereof.  The undersigned requests that certificates for such securities be registered in the name of                                                                                      whose address is                                                                                                      and that such certificates be delivered to                                                                                                                              whose address is                                                                                                                         .

Dated:

Signature

(Signature must conform in all respects to the name of holder as specified on the face of the Warrant Certificate.)

(Insert Social Security or Other

Identifying Number of Holders)

[Signature guarantee]